Exhibit 99.2
FLORIDA PUBLIC UTILITIES COMPANY PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 22, 2009 Solicited on Behalf of the Board of Directors The undersigned hereby appoints John T. English and George M. Bachman, or either one of them with power of substitution in each, proxies to vote all shares of Common Stock of Florida Public Utilities Company which the undersigned may be entitled to vote at the Special Meeting of Shareholders of said Company to be held on October 22, 2009, or any adjournment or postponement thereof, as indicated on the reverse side. The shares represented by this proxy will be voted as directed by the undersigned on the reverse side. If no direction is given, this proxy will be voted in accordance with the recommendations of the Board of Directors on all the proposals referred to on the reverse side. (Continued, and to be signed and dated on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF FLORIDA PUBLIC UTILITIES COMPANY OCTOBER 22, 2009 INTERNET - Access “www.voteproxy.com” and follow the on- screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE —Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. 1. Approve the Agreement and Plan of Merger, by and among FOR AGAINST ABSTAIN Florida Public Utilities, Chesapeake Utilities Corporation and . . . CPK Pelican, Inc., and the merger contemplated by the merger agreement. 2. Adjourn the Special Meeting, at the discretion of the proxies, FOR AGAINST ABSTAIN to solicit additional proxies. . . . In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments and postponements thereof. The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. The proxy may be revoked prior to its exercise. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method . Signature of Shareholder ___Date ___Signature of Shareholder ___Date